EXHIBIT 10.1
NOTE EXCHANGE AGREEMENT
NOTE EXCHANGE AGREEMENT, dated as of December 6, 2018 (this “Agreement”), between CENTRUS ENERGY CORP., a Delaware corporation (the “Issuer”) and [ ] (the “Holder”).
WHEREAS, the Issuer has outstanding, among other things, indebtedness in the form of 8.0% payment-in-kind toggle notes due 2019/2024 (the “Subject Bonds”), issued pursuant to the Indenture dated as of September 30, 2014, between the Issuer and Delaware Trust Company, as trustee (the “Trustee”);
WHEREAS, the Holder currently owns $[ ] in principal amount of the Subject Bonds (the “Existing Holder Bonds”);
WHEREAS, the Holder desires to exchange, and the Issuer desires to allow the exchange of, the entire amount of the Existing Holder Bonds for (i) $[ ] in cash (the “Cash Consideration”); and (ii) [ ] shares (the “Stock Consideration,” the Cash Consideration and the Stock Consideration are collectively referred to herein as the “Exchange Consideration”) (collectively, the “Exchange”) of the Class A Common Stock of the Issuer, par value $0.10 per share (the “Common Stock”); and
WHEREAS, to effect the Exchange, the Holder will surrender the Existing Holder Bonds in exchange for the Exchange Consideration in a manner expected to be exempt from registration under United States securities laws pursuant to Section 3(a)(9) of the Securities Act of 1933, as amended (the “Securities Act”).
NOW, THEREFORE, in consideration of the premises and the mutual agreements and covenants hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Issuer and the Holder hereby agree as follows:
Article I
EXCHANGE
Section 1.1    Exchange. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, at the Closing (as defined below), (i) the Holder shall cause to be validly and irrevocably surrendered for exchange and cancellation the Existing Holder Bonds, free and clear of any mortgage, lien, pledge, charge, security interest, encumbrance, title retention agreement, option, equity or other adverse claim thereto (collectively, “Liens”) but excluding the Issuer’s obligation to issue the Exchange Consideration to the Holder at the Closing, together with any documents of conveyance or transfer that the Issuer may deem necessary or desirable to transfer to and confirm in the Issuer all right, title and interest in and to the Existing Holder Bonds free and clear of any Liens; and (ii) the Issuer shall (A) issue the Stock Consideration to Holder in accordance with instructions provided by Holder not less than two (2) business days prior to the Closing; provided, however, that the parties acknowledge that the delivery of the Stock Consideration to the Holder may be delayed due to procedures and mechanics within the system of the Depository Trust Company or the NYSE American LLC and that such delay will not be a default under this Agreement so long as (x) the Issuer is using its best efforts to effect the issuance of the Stock Consideration, and (y) such delay is no longer than one business day; and (B) cause the Cash Consideration to be delivered to the Holder pursuant to wire instructions delivered by the Holder to the Issuer not less than two (2) business days prior to the Closing.
Section 1.1    Closing. The closing of the Exchange (the “Closing”) shall take place at the offices of O’Melveny & Myers LLP, Two Embarcadero Center, 28th Floor,

San Francisco, California 94111 promptly upon the execution and delivery of this Agreement by each of the parties hereto, provided that all of the conditions set forth in Article IV have been satisfied or waived, or at such time and place as the parties hereto shall agree.
Article I
REPRESENTATIONS AND WARRANTIES OF THE ISSUER
The Issuer represents and warrants to, and agrees with, the Holders that:
(a)    The Issuer is duly incorporated, validly existing and in good standing under the laws of its state of incorporation, and has the power, authority and capacity to carry on its business as now conducted and as proposed to be conducted, to execute and deliver this Agreement, to perform its obligations hereunder, and to consummate the Exchange contemplated hereby
(b)    This Agreement has been duly authorized, executed and delivered by the Issuer and constitutes a legal, valid and binding obligation of the Issuer, enforceable against the Issuer in accordance with its terms, except that such enforcement may be subject to (a) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws affecting or relating to enforcement of creditors’ rights generally, and (b) general principles of equity, whether such enforceability is considered in a proceeding at law or in equity (the “Enforceability Exceptions”). This Agreement and consummation of the Exchange will not (a) violate or conflict with the certificate of incorporation, bylaws or other organizational documents of the Issuer, (b) require any approval or consent of any person under, or result in a breach of or a default under, any material agreement or instrument to which the Issuer is a party or by which the Issuer or any of its assets are bound, (c) result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of the Issuer, (d) result in a violation of (or require any consents or approvals under) any laws or regulations, or any governmental or judicial decrees, injunctions or orders applicable to the Issuer.
(c)    The Stock Consideration has been duly authorized by the Issuer and, when issued and delivered by the Issuer pursuant to this Agreement, will be validly issued, fully paid and non-assessable. The Stock Consideration will not, at the Closing, be subject to any preemptive or participation rights, rights of first refusal or other similar rights and will be free from all taxes, liens and charges with respect to the issue thereof with the Holders being entitled to all rights accorded to a holder of the Common Stock.

(d)    Assuming the accuracy of the Holder’s representations and warranties hereunder, the Stock Consideration (a) will be issued in the Exchange exempt from the registration requirements of the Securities Act pursuant to Section 3(a)(9) of the Securities Act, (b) will, at the Closing, be free of any restrictive legend or other restrictions on resale by the Holders and will be issued in book-entry form and will be represented by permanent global certificates deposited with, or on behalf of, The Depositary Trust Company represented by an unrestricted CUSIP, and (c) shall not be issued in violation of any applicable state and federal laws concerning their issuance. For the purposes of Rule 144 of the Securities Act, the Issuer acknowledges that the holding period of the Stock Consideration may be tacked onto the holding period of the Existing Holder Bonds. The Issuer agrees not to take any position contrary to this clause (d).
(e)    The authorized, issued and outstanding shares of capital stock of the Issuer are as set forth in the Issuer’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2018 (except for subsequent issuances, if any, pursuant to this Agreement, pursuant to reservations, agreements, employee benefit or equity incentive plans referred to in the Form 10-Q or pursuant to the exercise of convertible securities, warrants or options referred to in the Form 10-Q).
(f)    When issued in the Exchange, the Stock Consideration shall be listed on the NYSE American LLC.
(g)    The Issuer and its subsidiaries, on a consolidated basis, are not as of the date hereof, and after giving effect to the transactions contemplated hereby to occur at the Closing, will not be Insolvent. For purposes of this paragraph, “Insolvent” means, (i) with respect to the Issuer and its subsidiaries, on a consolidated basis, (A) the sum of the Issuer and such subsidiaries’ debts is greater than all such entities’ property, at a fair valuation, (B) the Issuer and its subsidiaries are unable to pay their debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured or (C) the Issuer and its subsidiaries intend to incur or believe that they will incur debts that would be beyond their ability to pay as such debts mature.
(h)    On or before the first business day following the date of this Agreement, the Issuer shall issue a publicly available press release or file with the Securities and Exchange Commission (the “SEC”) a Current Report on Form 8-K disclosing all material terms of the Exchange (to the extent not previously publicly disclosed).
Article II
REPRESENTATIONS AND WARRANTIES OF THE HOLDER
The Holder represents and warrants to, and agrees with, the Issuer that:
(a)    The Holder is duly organized, validly existing and in good standing, and has the power, authority and capacity to execute and deliver this Agreement, to perform its obligations hereunder, and to consummate the Exchange contemplated hereby.
(b)    This Agreement has been duly executed and delivered by the Holder and constitutes a valid and legally binding obligation of the Holder, enforceable against the Holder in accordance with its terms, except that such enforcement may be subject to the Enforceability Exceptions. This

Agreement and consummation of the Exchange will not conflict with (i) the Holder’s organizational documents, (ii) any material agreement or instrument to which the Holder is a party or by which the Holder or any of its assets are bound, or (iii) any laws, regulations or governmental or judicial decrees, injunctions or orders applicable to the Holder, except in the case of clauses (ii) or (iii) where such conflicts would not affect in any material respect the Holder’s ability to consummate the Exchange.
(c)    The Holder is, and immediately prior to the Closing, will be, the beneficial owner of $[ ] principal amount of Existing Holder Bonds; and the Holder is not the beneficial owner of any Subject Bonds other than the Existing Holder Bonds.
(d)    The Holder has good, valid and marketable title to its Existing Holder Bonds, free and clear of any Liens (other than pledges or security interests that the Holder may have created in favor of a prime broker under and in accordance with its prime brokerage agreement with such broker). The Holder has not, in whole or in part, except as described in the preceding sentence, (a) assigned, transferred, hypothecated, pledged, exchanged or otherwise disposed of any of its Existing Holder Bonds or its rights in its Existing Holder Bonds, or (b) given any person or entity any transfer order, power of attorney or other authority of any nature whatsoever with respect to its Existing Holder Bonds (other than any affiliate of, or investment advisor to, Holder that will cease to be in effect with respect to the Existing Holder Bonds upon the Closing). Upon the Holder’s delivery of its Existing Holder Bonds to the Issuer pursuant to the Exchange, such Existing Holder Bonds shall be free and clear of all Liens created by the Holder and the Issuer will acquire record and beneficial ownership thereof, free and clear of any Liens.
(e)    The Holder is a “qualified institutional buyer” within the meaning of Rule 144A promulgated under the Securities Act.
(f)    The Holder is not, and has not been during the consecutive three month period preceding the date hereof, a director, officer or “affiliate” within the meaning of Rule 144 promulgated under the Securities Act (an “Affiliate”) of the Issuer. No officer, director or Holder Affiliate has an active role in the formation of the operating policies, day-to-day operations, management or long-term strategic planning of the Issuer. Neither the Holder, nor any Affiliate of the Holder is a party to any agreement or any other understanding, written or oral, direct or indirect, with the Issuer, any of its directors, officers or employees or any other shareholder of the Issuer that provides for the election of directors of the Issuer. Neither the Holder, nor any Affiliate of the Holder has any agreement or other understanding, written or oral, direct or indirect, with the Issuer, any of its directors, officers or employees or any other shareholder or investor in the Issuer with respect to its or their respective investments in the Issuer. Neither the Holder, nor any Affiliate of the Holder has any relationship, contractual relationship or other understanding with the Issuer or any director, officer or affiliate of the Issuer that relates to control of or influence over the Issuer.
(g)    The Holder acquired the Existing Holder Bonds, the predecessor security to the Stock Consideration, more than twelve months prior to the date of this Agreement, at which time the full consideration was paid by the Holder, as set forth in Rule 144(b)(1) under the Securities Act, and the Holder has continued to the hold the beneficial ownership in the Existing Holder Bonds at all times since such Existing Holder Bonds were acquired.

(h)    The Holder does not beneficially own, as of the Closing (without giving effect to the Exchange contemplated by this Agreement) any of the outstanding shares of Common Stock, and at the Closing, will not beneficially own any Common Stock other than the Stock Consideration. For purposes of this clause (h), “beneficially own” shall have the meaning set forth in the Section 382 Rights agreement dated as of April 6, 2016 among the Issuer, Computershare Trust Company, N.A., and Computershare Inc., as Rights Agent.
(i)    The Holder acknowledges and agrees that (a) the Holder has been furnished with all materials it considers relevant to making an investment decision to enter into the Exchange and has had the opportunity to review (and has carefully reviewed) (i) the Issuer’s filings and submissions with the SEC, including, without limitation, all information filed or furnished pursuant to the Exchange Act, as amended (collectively, the “Public Filings”) and (ii) this Agreement (including the exhibits hereto), (b) the Holder has had an opportunity to submit questions to the Issuer concerning the Issuer, its business, operations, financial performance, financial condition and prospects, and the terms and conditions of the Exchange, and has all information that it considers necessary in making an informed investment decision, (c) the Holder has had the opportunity to consult with its accounting, tax, financial and legal advisors to be able to evaluate the risks involved in the Exchange and to make an informed investment decision with respect to such Exchange, (d) the Holder is not relying, and has not relied, upon any statement, advice (whether accounting, tax, financial, legal or other), representation or warranty made by the Issuer or any of its Affiliates or representatives or any other entity or person, except for (A) the Public Filings, (B) this Agreement and (C) the representations and warranties made by the Issuer in this Agreement, (e) any disclosure documents provided in connection with the Exchange are the responsibility of the Issuer and (f) the Holder has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of the prospective investment in the Stock Consideration and has the ability to bear the economic risks of its investment and can afford the complete loss of such investment.
(j)    The Holder is not acquiring the Stock Consideration with a view to, or for resale in connection with, any distribution (as defined in the Securities Act and related rules and regulations) of the Stock Consideration (excluding, for the avoidance of doubt, resales effected pursuant to Rule 144 under the Securities Act).
(k)    The terms of the Exchange are the result of negotiations among the parties and their agents.
(l)    The Holder specifically understands and acknowledges that, on the date of this Agreement and at the Closing, the Issuer may have in its possession non-public information that could be material to the market price of the Existing Holder Bonds, the Stock Consideration and/or the Common Stock, that it has not disclosed to the Holder. The Holder hereby represents and warrants that, in entering into this Agreement and consummating the transactions contemplated hereby, it does not require the disclosure of such non-public information to it by the Issuer in order to make an investment in the Common Stock or a disposition of the Existing Holder Bonds, and hereby waives all present or future claims arising out of or relating to the Issuer’s failure to disclose such non-public information to the Holder.
The Holder also specifically acknowledges that the Issuer would not enter into this Agreement or any related documents in the absence of the Holder’s representations and acknowledgments set out in this Agreement, and that this Agreement, including such representations and acknowledgments, are a fundamental inducement to the Issuer, and a substantial portion of the consideration provided by the Holder, in this transaction, and that the Issuer would not enter into this transaction but for this inducement.
(m)    The Holder has not, directly or indirectly, and no person acting on behalf of or pursuant to any understanding with it has, disclosed to a third party any information regarding the Exchange or engaged in any transactions in the securities of the Issuer (including, without limitation, any Short Sales (as defined below) involving any of the Issuer’s securities) since the time that the Holder was first contacted by the Issuer or any other person regarding the Exchange, this Agreement or an investment in the Stock Consideration or the Common Stock or the Issuer. The Holder covenants that neither it nor any person acting on its behalf or pursuant to any understanding with it will disclose to a third party any information regarding the Exchange or engage, directly or indirectly, in any transactions in the securities of the Issuer (including Short Sales) prior to the time the transactions contemplated by this Agreement are publicly disclosed. “Short Sales” include, without limitation, all “short sales” as defined in Rule 200 of Regulation SHO promulgated under the Exchange Act, and all types of direct and indirect stock pledges, forward sale contracts, options, puts, calls, short sales, swaps, derivatives and similar arrangements (including on a total return basis), and sales and other transactions through non-U.S. broker-dealers or foreign regulated brokers.
Article III
CONDITIONS TO CLOSING
Section 4.1    Conditions to the Obligations of the Issuer. The obligations of the Issuer to consummate the transactions contemplated by this Agreement are subject to the satisfaction or waiver, at or before the Closing, of each of the following conditions:
(n)    Representations and Warranties. The representations and warranties of the Holder set forth in this Agreement that are qualified as to materiality shall be true and correct in all respects, and those that are not so qualified shall be true and correct in all material respects, on and as of the date hereof and on and as of the Closing as though made on and as of the Closing, other than for such failures to be true and correct, that individually and in the aggregate, would not reasonably be expected to have a material adverse effect on the Holder’s ability to perform its obligations under this Agreement.
(o)    Performance of Agreements. The Holder shall have performed and complied in all material respects with each agreement and obligation required by this Agreement to be performed or complied with by the Holder on or prior to the Closing.
(p)    Closing Deliveries. The Holder shall have made the deliveries required to be made by it under Section 1.1.

Section 4.2    Conditions to the Obligations of the Holders. The obligations of the Holder to consummate the transactions contemplated by this Agreement are subject to the satisfaction or waiver, at or before the Closing, of each of the following conditions:
(q)    Representations and Warranties. The representations and warranties of the Issuer set forth in this Agreement that are qualified as to materiality shall be true and correct in all respects, and those that are not so qualified shall be true and correct in all material respects, on and as of the date hereof and on and as of the Closing as though made on and as of the Closing, other than for such failures to be true and correct, that individually and in the aggregate, would not reasonably be expected to have a material adverse effect on the Issuer’s ability to perform its obligations under this Agreement.
(r)    Performance of Agreements. The Issuer shall have performed and complied in all material respects with each agreement and obligation required by this Agreement to be performed or complied with by the Issuer on or prior to the Closing.
(s)    Closing Deliveries. The Issuer shall have made the deliveries required to be made by it under Section 1.1.
Article IV
SURVIVAL
Section 5.1    Survival. All representations and warranties of the Issuer under this Agreement shall not survive the Closing.
Article V
GENERAL
Section 6.1    Entire Agreement. This Agreement contains all of the agreements, covenants, terms, conditions and representations and warranties agreed upon by the parties relating to the subject matter hereof and supersedes all prior and contemporaneous agreements, negotiations, correspondence, undertakings, representations, warranties and communications of any kind between the parties and their representatives, whether oral or written, respecting such subject matter.
Section 6.2    Successors and Assigns. This Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the parties hereto and their respective legal representatives, successors and assigns; provided, that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the prior written consent of each other party hereto.
Section 6.3    Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York without regard to principles of conflicts of laws.
Section 6.4    Counterparts; Effectiveness. This Agreement may be executed and delivered (including by electronic or facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.
Section 6.5    Severability. If a court of competent jurisdiction rules that any provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, the parties agree that this Agreement shall be considered severable and divisible, and a reviewing court shall have the authority to amend or “blue pencil” this Agreement so as to make it fully valid and enforceable.
Section 6.6    Expenses. All fees and expenses incurred in connection with the transactions contemplated hereby shall be the responsibility of the respective party incurring such fees and expenses.
Section 6.7    Notices. All notices and other communications provided for or permitted hereunder shall be in writing and shall be made by (a) United States registered or certified mail (return receipt requested), postage prepaid, in an envelope properly sealed, (b) a facsimile transmission where written acknowledgment of receipt of such transmission is received and a copy of the transmission is mailed with postage prepaid or (c) a nationally recognized overnight delivery service, in each case as follows:
(t)    if to the Issuer:
Centrus Energy Corp.
6901 Rockledge Drive
Bethesda, MD 20817
Attention: Dennis J. Scott
General Counsel
Fax: (301) 564-3201
Email: scottd@centrusenergy.com
with a copy (which shall not constitute notice) to:
O’Melveny & Myers LLP
Two Embarcadero Center, 28th Floor
San Francisco, California 94111
Attention:     C. Brophy Christensen, Jr., Esq.
Eric C. Sibbitt, Esq.
Email: bchristensen@omm.com and esibbitt@omm.com
(u)    if to the Holder:
c/o Highbridge Capital Management, LLC
40 West 57th Street, 32nd Floor
New York, NY 10019
Attention: Jon Segal
Telephone: (212) 287-4971

Email: jsegal@highbridge.com

Section 6.8    Further Assurance. Each party agrees that it will, upon request, execute and deliver any additional customary documents and perform any additional customary actions reasonably necessary to complete the Exchange and to cause such party’s representations and warranties contained in this Agreement to be true and correct as of the Closing.
Section 6.9    Remedies; Limitations.
(v)    The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that, in addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, the Issuer, on the one hand, and each Holder, on the other hand, will be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement. The parties agree to waive in any action for specific performance of any such obligation (other than in connection with any action for a temporary restraining order) the defense that a remedy at law would be adequate.
(w)    The sole and exclusive remedy for breaches of representations and warranties set forth herein shall be the respective right to refuse to consummate one or more transactions contemplated herein, as applicable, in accordance with and subject to the conditions precedent set forth herein.
(x)    Notwithstanding anything to the contrary herein, in any action, suit, claim or other proceeding hereunder or otherwise in connection with the transactions contemplated hereby, whether pursuant to claims under contract, tort, indemnification or any other theory, no party shall seek or be entitled to, and each party hereby knowingly and expressly disclaims the right to assert or receive, damages other than direct damages. In furtherance of the foregoing, the parties expressly disclaim, and shall not be entitled to recover, any indirect, incidental, special, exemplary, punitive or consequential damages or any damages measured by or based on diminution of value, lost profits, a multiple of earnings and/or future value of the Common Stock.
* * * * *

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.
CENTRUS ENERGY CORP.
By:

Name: Stephen S. Greene
Title: Senior Vice President, Corporate Development and Strategy

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[ ]
By:

Name:
Title:

DTC/Broker Information:

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